EXHIBIT 3.10
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
OF
New Hope, Inc.
(File This Form in Duplicate Originals)
(Sect. 33-_-30 of 1976 Code)
(INSTRUCTIONS ON PAGE 4)
     1. The name of the proposed corporation is New Hope, Inc.
     2. The initial registered office of the corporation is 9279 Medical Plaza Dr., Suite E located in the city of Charleston, County of Charleston and the state of South Carolina and the name of its initial registered agent at such address is Jay S. Orvin.
     3. The period of duration of the corporation shall be perpetual.
     4. The corporation is authorized to issue shares of stock as follows:

Class of Shares	Authorized No. of each class	Par Value
Common	100,000	1.00

     If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.	Total authorized capital stock 100,000 Please see instructions on Page 4.

6.	It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7.	The number of directors constituting the initial board of directors of the corporation is 2 , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Jay S. Orvin	9279 Medical Plaza Dr., Suite E
Charleston, SC 29418
Name	Address
Rick Cogburn	9279 Medical Plaza Dr., Suite E
Charleston, SC 29418
Name	Address

Name	Address

Name	Address
8.	The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section 33-3-10 of 1976 Code).

To own, operate, manage and invest in medical facilities and to perform any and all related activities provided by law.

9.	Provisions which the incorporators elect to include in the articles of incorporation are as follows:
(a)	Board of Directors may elect to be governed by IRC Section 1244 – i.e. 1244 Stock

(b)	Board of Directors may Elect S Corporation status pursuant to Section 1372 of the IRC.

10.	The name and address of each incorporator is:

Name	Address	City	County	State
John F. McNeill	820 Hwy. 17 By Pass	Mt. Pleasant	Charleston	SC
P.O. Box 985

/s/ John F. McNeill

Date: February 17, 1987	(Signature of Incorporator)
John F. McNeill
(Type or print name)

(Signature of Incorporator)

(Type or print name)

(Signature of Incorporator)

(Type or print name)

STATE OF SOUTH CAROLINA
COUNTY OF CHARLESTON
     The undersigned John F. McNeill do hereby certify that they are the incorporators of New Hope, Inc. Corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the forgoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

/s/ John F. McNeill

(Signature of Incorporator)

(Signature of Incorporator)

(Signature of Incorporator)
(Each incorporator must sign)
CERTIFICATE OF ATTORNEY
11.	I, John F. McNeill, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

/s/ John F. McNeill

Date: February 17, 1987	(Signature)
John F. McNeill
(Type or print name)
820 Hwy. 17 By Pass
Mt. Pleasant, SC 29464

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is New Hope, Inc.

2.	Date of Incorporation February 23, 1987

3.	Agent’s Name and Address Jay S. Orvin, 7515 Northside Dr., N. Charleston, SC 29420

4.	On January 7, 2005, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

Article I is hereby amended to read:
1.	The name of the proposed corporation is: ABS New Hope, Inc.
5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

NA
6.	Complete either “a” or “b”, whichever is applicable.
a.	☑ Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the meeting	For or Against
NA	5,000	5,000	5,000	5,000 for

New Hope, Inc.

Name of Corporation

*NOTE:	Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.
7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date January 7, 2005	New Hope, Inc.

Name of Corporation

/s/ Edward C. Irby

Signature

Edward C. Irby, President

Type or Print Name and Office

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is ABS New Hope, Inc.

2.	Date of Incorporation February 23, 1987

3.	Agent’s Name and Address CSC, 5000 Thurmond Mall Blvd., Columbia, SC 29201

4.	On March 1, 2006, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

Article I is hereby amended to read:
1.	The name of the proposed corporation is: ABS LINCS SC, Inc.
5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

NA

6.	Complete either “a” or “b”, whichever is applicable.

a. ☑	Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the meeting	For or Against
NA	5,000	5,000	5,000	5,000 for

ABS New Hope, Inc.

Name of Corporation

*NOTE:	Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.
7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date March 2, 2006	ABS New Hope, Inc.

Name of Corporation

/s/ Edward C. Irby

Signature

Edward C. Irby, President

Type or Print Name and Office